UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported)  July 27, 2005

SUPERIOR ESSEX INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On July 27, 2005, Superior Essex Inc. (the “Company”) issued a press release, which is attached as Exhibit 99.1, announcing that it had entered into a definitive agreement (the “Agreement”) with Nexans to acquire majority control of Nexans’ magnet wire operations in Europe through formation of a corporate joint venture (the “JV”) combining the Company’s UK magnet wire business and Nexans’ European magnet wire and enamel businesses.  The Company will initially own 60% of the joint venture and Nexans will retain a 40% minority ownership.

Capital Contributions and Capital Structure

Initial Contributions and Structure.  The Agreement contemplates that the following transactions will occur at or prior to the closing:

•                  The Company and Nexans will form a French holding company (“JV Holding Company”).

•                  The Company will contribute net cash of 15 million euro and the common stock of its UK magnet wire business for equity of the JV Holding Company (subject to increase to up to 19 million euro for post-closing adjustments).

•                  The JV Holding Company will enter into a 35.0 million euro financing arrangement with a 3rd party financial institution.

•                  The JV Holding Company will purchase Nexans’ European magnet wire and enamel businesses for:

•                  a net cash payment of 34 million euro (subject to adjustment based on the net book value of the assets at closing),

•                  the issuance of an 11.3 million euro subordinated note in favor of Nexans, due September 30, 2010, and

•                  a 40% equity interest in the JV Holding Company.

Post-Closing Adjustments.   If the net book value of Nexans’ contribution is more than 64 million euro, based on the final net book values of contributed net assets as of the closing date, the Company shall pay Nexans 60% of such excess up to 4.2 million euro.   If the net book value of Nexans’ contributions is more than 71 million euro, Nexans will also receive a promissory note issued by a subsidiary of the JV Holding Company of up to 2 million euro payable at the end of one year, subject to meeting certain liquidity conditions.  There are similar adjustment provisions with respect to the net book value of the contributions of the Company.

Future Capital Contributions.  The Agreement does not require any future minimum level of additional capital contributions by the Company or Nexans.  While the board of the JV Holding Company may decide to request additional capital contributions, such contributions are at the option of the parties.  Contributing shareholders will receive additional shares in the JV Holding Company valued on a per share basis at the initial book value of assets contributed to the JV.

Contingent Purchase Price.  The Agreement provides for the Company to pay additional contingent cash consideration to Nexans on a sliding scale if the JV Holding Company achieves at least 8.0 million euro of Adjusted EBITDA (as defined in the Agreement) for the year ended December 31, 2006.  Such additional purchase price is 1.2 million euro if Adjusted EBITDA is 8.0 million euro, and is capped at 3.0 million euro if Adjusted EBITDA is equal to or greater than 9.0 million euro.

Put and Call Rights

Superior Essex Call Right.  At any time following the one-year anniversary of the closing of the transaction, the Company has the option to purchase Nexans’ interest in the JV Holding Company at a price equal to the value of Nexans’ initial allocated equity value plus 40% of (i) the cumulative net income (adjusted for certain items as specified in the shareholders agreement between the Company, Nexans and the JV Holding Company to be entered into at the closing) of JV Holding Company, and (ii) any post-closing capital contributions, minus (b) any post-closing distributions.  Furthermore, if the Company exercises the call option on or after September 30, 2008, the put price will be increased by a premium if the JV Holding Company achieves at least 9 million euro in Adjusted EBITDA in 2006.   The premium will range from 2.0 million euro to 10 million euro based on Adjusted EBITDA performance.  The call price is payable only in cash, and the exercise of the call right triggers the prepayment of the 11.3 million euro subordinated note.

Nexans Put Right.  Nexans will have the right to require the Company to purchase its 40% interest in the JV Holding Company, but only if Adjusted EBITDA of the JV Holding Company exceeds 14 million euro in 2008, 2009 or 2010 at the call price.  At the Company’s option, the put price may be paid in cash by the Company or JV Holding Company or by the issuance of the Company’s common stock (or a combination thereof).  The put right is exercisable for one year following the completion of audited financial statements demonstrating that the threshold was met during the fiscal year.  The put right may also be accelerated in the event that the Company enters into a debt agreement requiring the JV Holding Company or its subsidiaries to guarantee the debt of the Company or its subsidiaries or takes certain other actions that could jeopardize the JV Holding Company’s ability to honor the put.

If the Company elects to pay the put price in Company common stock, the portion of the purchase price payable in common stock of the Company is subject to certain limitations specified in the shareholders agreement, including a general limit to 7.5% of the outstanding stock of the Company, with any excess put price payable in cash.   Furthermore, the portion of the purchase price paid in common stock of the Company will be increased by 5% (or 15%, if certain conditions are not met with regard to the registration of such shares).

The Company has provided Nexans certain registration rights in connection with any such issuance of Company common stock.

Limitations on Transfer of JV Holding Company Equity

Prior to the expiration of Nexans’ put right (no later than 2012), neither party may transfer their stock in the JV Holding Company without the consent of the other party.  After that time, each party is granted a right of first refusal regarding the sale of the other party’s stock.

Nexans has the right to require the purchase of its shares in the JV Holding Company on a pro rata basis if the Company sells its stock to a third party.  The Company has the right to require the sale of Nexans shares in the JV Holding Company if the Company receives an offer for the sale of all of its stock and the purchaser wishes to purchase all outstanding shares.

Governance

Initially, the board of the JV Holding Company shall consist of six members, four appointed by the Company and two appointed by Nexans.

Generally, the board of the JV Holding Company may act by majority vote.  In addition, certain actions require minority shareholder approval.  At least one share held by Nexans must be voted in favor of the following actions:

•                  an amendment or change of by-laws that materially adversely affects Nexans

•                  a conversion of the JV Holding Company into another form of company

•                  a merger of the JV Holding Company

•                  a joint venture or alliance in which the JV Holding Company does not control such entity

Holders of 100% of the outstanding equity of the JV Holding Company must approve the following actions:

•                  A sale, disposal or other transfer of certain JV production assets to the Company

•                  An amendment or change in by-law provisions requiring 100% shareholder approval

•                  Dissolution of the JV Holding

•                  Any restriction on the transfer of shares or suspension of voting rights

•                  Any increase in shareholder liability for the actions of the JV Holding Company beyond its contributed capital

•                  An Increase or reduction in capital (other than as contemplated by the shareholders agreement)

Status of the JV Holding Company

The JV Holding Company will be a société par actions simplifiée established under the laws of France.  Neither the Company nor Nexans have guaranteed the debts or obligations of the JV Holding Company.

Nexans Subordinated Note

The subordinated note issued to Nexans by the JV Holding Company is in the amount of 11.3 million euro.   The subordinated note will bear interest at the yield to maturity of the Company’s

9% senior subordinated notes.  Interest is payable quarterly.  3.8 million euro in principal is due September 30, 2009 and the remainder matures September 30, 2010.

The subordinated note is accelerated in certain events, including (i) the exercise by the Company of its call right, (ii) the acceleration of Nexans’ put right as described above or (iii) the exercise of the tag-along or drag-along rights described above under “Limitations on Transfer of JV Holding Company  Equity.”

The subordinated note is subordinated to “senior indebtedness”, which includes the financing arrangement described above, and other obligations of the JV Holding Company to financial institutions that are designated as senior obligations or are not expressly subordinate to the subordinated note.  The aggregate of amount of senior indebtedness and subsidiary debt of the JV Holding Company may not exceed 50.0 million euro.

Ancillary Arrangements

The JV Holding Company will enter into several agreements with the Company and Nexans or their affiliates to provide certain services and products.  The Company will provide general management oversight services to the JV Holding Company in exchange for a payment of 1 million euro per year, payable in monthly installments.  The JV Holding Company will purchase copper rod from Nexans pursuant to a  multi-year agreement.  In addition, Nexans will provide bare wire manufacturing services to the JV Holding Company pursuant to multi-year agreements.

Closing Conditions

The closing under the Agreement is subject to a number of conditions, including competition and anti-trust  regulatory approvals and customary consents from lenders, bondholders and certain other parties.  There can be no assurance that the transaction will be consummated.

Item 7.01.                                          Regulation FD Disclosure.

Item 1.01 is incorporated herein by reference

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits:

Exhibit Number	Description
99.1	Press release dated July 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Dated: July 28, 2005

	By:	/s/ David S. Aldridge
Name: David S. Aldridge
Title: Executive Vice President, Chief Financial Officer and Treasurer